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                                                                     Exhibit 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                            HOMEBASE ACQUISITION, LLC

      This Certificate of Formation of Homebase Acquisition, LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

      1. The name of the limited liability company is Homebase Acquisition, LLC.

      2. The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Company's registered agent at that address is The Corporation Trust Company.

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      IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 26th day of June, 2002.

                                            /s/ Leon B. Hirth
                                            ------------------------------------
                                            Leon B. Hirth, Authorized Person